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As filed with the Securities and Exchange Commission on May 24, 2004

Registration No. 333-112652

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Standard Parking Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7521 (Primary Standard Industrial Classification Code Number)	16-1171179 (I.R.S. Employer Identification Number)

900 North Michigan Avenue, Suite 1600
Chicago, Illinois 60611
(312) 274-2000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Robert N. Sacks, Esq.
Executive Vice President—General Counsel and Secretary
Standard Parking Corporation
900 North Michigan Avenue, Suite 1600
Chicago, Illinois 60611
(312) 274-2000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

WITH COPIES TO:
Timothy B. Goodell, Esq. Jonathan E. Kahn, Esq. White & Case LLP 1155 Avenue of the Americas New York, New York 10036 (212) 819-8200	Stewart Dolin, Esq. J. Todd Arkebauer, Esq. Sachnoff & Weaver, Ltd. 30 South Wacker Drive, Suite 2900 Chicago, Illinois 60606 (312) 207-1000	Christopher D. Lueking, Esq. Latham & Watkins LLP Sears Tower, Suite 5800 233 South Wacker Drive Chicago, Illinois 60606 (312) 876-7700

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$8,869
National Association of Securities Dealers, Inc. fee	$7,500
The NASDAQ Stock Market, Inc. listing fee	$100,000
Accountants' fees and expenses	$550,000
Legal fees and expenses	$1,675,000
Blue Sky fees and expenses	$2,000
Transfer Agent's fees and expenses	$30,000
Printing and engraving expenses	$350,000
Miscellaneous	$250,000

Total expenses	$2,973,369

*
Each of the expenses listed above is estimated except for the Securities and Exchange Commission registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation contains the provisions permitted by Section 102(b)(7) of the DGCL.

        Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

        The above provisions of the DGCL are nonexclusive.

        Article VIII, Section 2(a) of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors. Any rights to indemnification conferred in Section 2 are contract rights and include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, except that, if the DGCL requires, the payment of such expenses incurred by a director or officer in such capacity in advance of final disposition shall be made only upon delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under Section 2 or otherwise. By action of the board of directors, the Company may extend such indemnification to employees and agents of the Company.

        Article VIII, Section 2(d) of the Company's Amended and Restated Certificate of Incorporation provides that the Company may maintain insurance, at its expense, to protect itself and any director or officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

        On January 11, 2002, we issued $59.3 million of our 14% Senior Subordinated Second Lien Notes due 2006 (the "14% Notes") in exchange for $56.1 million of our outstanding 9 1/4% Notes and approximately $20.0 million of cash proceeds. The 14% Notes were issued without registration in reliance on Section 4(2) of the Securities Act of 1933, as amended. The exemption was available on the basis that all exchanging holders represented that they were (i) a qualified institutional buyer as defined in Rule 144A under the Securities Act, (ii) an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act), or (iii) a non-U.S. person purchasing in a offshore transaction in reliance on Regulation S and the exchange was not, therefore, a public offering.

        On January 11, 2002, we issued 3,500 shares of our Series D Convertible Redeemable Preferred Stock (the "Series D Stock") to Fiducia Ltd. in exchange for $35,000,000 of our outstanding 9 1/4% Senior Subordinated Notes due 2008 (the "9 1/4% Notes") tendered pursuant to our exchange offer for our 9 1/4% Notes. The Series D Stock was issued without registration in reliance on Section 4(2) of the Securities Act of 1933, as amended. The exemption was available on the basis that Fiducia Ltd. represented that it was (i) a qualified institutional buyer as defined in Rule 144A under the Securities Act, (ii) an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act), or (iii) a non-U.S. person purchasing in a offshore transaction in reliance on Regulation S and the exchange was not, therefore, a public offering. Dividends accumulate at the rate of 18% per annum payable on March 1, June 1, September 1 and December 1. If, upon the occurrence of an initial public offering, we do not redeem all of the shares of the Series D Stock, we or, if we do not make an election, the holder thereof, may elect to convert all of such holder's shares of the Series D Stock into a number of shares of our capital stock offered in such initial public offering equal to, on a per-share basis, the quotient of 118% of the liquidation amount plus an amount equal to 118% of all accrued but unpaid dividends by the price per share of our capital stock sold in such initial public offering.

        Pursuant to our 2001 Stock Option Plan, as of January 30, 2002 we issued options to purchase 503.86 shares of our Series D Stock to eight of our employees and one employee of an affiliate at an exercise price of $5,600 per share. No underwriter was engaged in connection with the issuance of these securities. These sales were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. This exemption was available because the issuance was made to a limited number of sophisticated offerees who had intimate knowledge of us and access to information that would be included in a registration statement. We received no cash consideration in connection with the issuance of these options.

        On March 11, 2002, we issued 500 shares of our Series D Stock to AP Holdings, Inc. in exchange for shares of our Series C preferred stock on terms which we believe are no less favorable than what normally would be obtained through arms length transactions. The Series D Stock was issued without registration in reliance on Section 4(2) of the Securities Act of 1933, as amended. The exemption was available on the basis that the issued shares were offered solely to the existing majority stockholder of the Company and were not, therefore, the subject of a public offering. Dividends accumulate at the rate of 18% per annum payable on March 1, June 1, September 1 and December 1. If, upon the occurrence of an initial public offering, we do not redeem all of the shares of the Series D Stock, we or, if we do not make an election, the holder thereof, may elect to convert all of such holder's shares of the Series D Stock into a number of shares of our capital stock offered in such initial public offering equal to, on a per-share basis, the quotient of 118% of the liquidation amount plus an amount equal to 118% of all accrued but unpaid dividends by the price per share of our capital stock sold in such initial public offering.

        In connection with this offering, we issued 5,789,498.7 shares of our common stock to our parent company, Steamboat Industries LLC, in exchange for 8.2561 shares of our Series C preferred stock held by Steamboat Industries LLC. We subsequently retired the Series C preferred stock that we received in the exchange. We did not receive any proceeds from the issuance of the common stock. The common stock was issued without registration in reliance on Section 4(2) and Section 3(a)(9) of the Securities Act of 1933, as amended. The Section 4(2) exemption was available on the basis that the issued shares were offered solely to our existing majority stockholder and were not, therefore, the subject of a public offering. The Section 3(a)(9) exemption was available on the basis that we exchanged the common stock with an existing security holder when no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

ITEM 16. EXHIBIT AND FINANCIAL STATEMENTS SCHEDULES

(a)

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.
3.1*	Form of Second Amended and Restated Certificate of Incorporation of the Company.
3.2**	Form of Amended and Restated By-Laws of the Company.
4.1**	Specimen common stock certificate.
4.2
Indenture governing the Company's 14% Senior Subordinated Second Lien Notes Due 2006, dated as of January 11, 2002, by and among the Company, the Subsidiary Guarantors and Wilmington Trust Company (incorporated by reference to exhibit 4.15 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
4.3
Indenture governing the Company's 9 1/4% Senior Subordinated Notes due 2008, dated as of March 30, 1998, by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company (incorporated by reference to exhibit 4.1 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).

4.3.1
Supplemental Indenture governing the Company's 9 1/4% Senior Subordinated Notes due 2008, dated as of July 1, 2002, by and among the Company, Standard Parking Corporation IL, Tower Parking, Inc., Virginia Parking Service, Inc. and State Street Bank and Trust Company (incorporated by reference to exhibit 4.1 of the Company's Quarterly Report on Form 10-Q filed for September 30, 2002).
4.3.2
Supplemental Indenture governing the Company's 9 1/4% Senior Subordinated Notes due 2008, dated as of January 11, 2002, by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company (incorporated by reference to exhibit 4.2 of the Company's Registration Statement on Form S-4, File No. 333-86008, filed on April 10, 2002).
4.3.3
Supplemental Indenture, dated as of September 21, 1998, among Virginia Parking Service, Inc., the Company, and State Street Bank and Trust Company (incorporated by reference to exhibit 4.5 of the Company's Annual Report on Form 10-K filed for December 31, 1998).
4.3.4
Supplemental Indenture, dated as of July 6, 1998, among S&S Parking, Inc., Century Parking, Inc., Sentry Parking Corporation, the Company, and State Street Bank and Trust Company (incorporated by reference to exhibit 4.6 of the Company's Annual Report on Form 10-K filed for December 31, 1998).
5.1**	Legal Opinion of White & Case LLP as to the legality of the securities being issued.
8.1**	Legal Opinion of White & Case LLP as to certain tax matters.
10.1
Second Amended and Restated Credit Agreement dated as of August 28, 2003 by and among the Company, the Lenders and LaSalle Bank National Association (incorporated by reference to exhibit 10.1 of the Company's Quarterly Report on Form 10-Q filed for September 30, 2003).
10.1.1
First Amendment to Second Amended and Restated Credit Agreement dated as of March 11, 2004, by and among the Company, the Lenders and LaSalle Bank National Association (incorporated by reference to exhibit 10.1.1 to the Company's Annual Report on Form 10-K filed for December 31, 2003).
10.2
Stockholders Agreement, dated as of March 30, 1998, by and among Dosher Partners, L.P. and SP Associates, Holberg Industries, Inc., AP Holdings and the Company (incorporated by reference to exhibit 10.3 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on June 9, 1998).
10.2.1
Amendment to Stockholders Agreement, dated as of December 29, 2000 by and among Dosher Partners L.P., SP Associates, Holberg Industries, Inc., AP Holdings, Waverly Partners, L.P. and the Company (incorporated by reference to exhibit 3.3 of the Company's Form 10-K filed for December 31, 2001).
10.3
Employment Agreement, dated as of March 30, 1998 between the Company and Myron C. Warshauer (incorporated by reference to exhibit 10.6 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.4
Executive Employment Agreement, dated as of December 11, 1995 between the Company and Herbert W. Anderson (incorporated by reference to exhibit 10.10 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).

10.5
Employment Agreement, dated as of March 26, 1998 between the Company and Michael K. Wolf (incorporated by reference to exhibit 10.12 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.5.1**	Amendment to Employment Agreement, dated as of June 19, 2000 between the Company and Michael K. Wolf.
10.5.2
Second Amendment to Employment Agreement, dated as of December 6, 2000, between the Company and Michael K. Wolf, (incorporated by reference to exhibit 10.22 to the Company's Annual Report on Form 10-K filed for December 31, 2000).
10.5.3
Third Amendment to Employment Agreement, dated April 1, 2002 between the Company and Michael K. Wolf (incorporated by reference to exhibit 10.19.3 to the Company's Annual Report on Form 10-K filed for December 31, 2002).
10.5.4**	Fourth Amendment to Employment Agreement, dated December 31, 2003 between the Company and Michael K. Wolf.
10.6
Executive Employment Agreement, including Deferred Compensation Agreement, dated as of August 1, 1999 between Company and James A. Wilhelm (incorporated by reference to exhibit 10.14 of the Company's Annual Report of Form 10-K filed for December 31, 1999).
10.6.1
First Amendment to Executive Employment Agreement, dated as of April 25, 2001 between the Company and James A. Wilhelm (incorporated by reference to exhibit 10.20.1 to the Company's Annual Report on Form 10-K filed for December 31, 2002).
10.6.2
Second Amendment to Employment Agreement, dated as of October 19, 2001 between the Company and James A. Wilhelm (incorporated by reference to exhibit 10.33 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.6.3
Third Amendment to Executive Employment Agreement, dated as of January 31, 2002 between the Company and James A. Wilhelm (incorporated by reference to exhibit 10.34 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.6.4**	Fourth Amendment to Executive Employment Agreement, dated as of April 1, 2003 between the Company and James A. Wilhelm.
10.6.5**	Fifth Amendment to Executive Employment Agreement, dated as of April 30, 2004 between the Company and James A. Wilhelm.
10.7	Employment Agreement, dated May 18, 1998 between the Company and Robert N. Sacks (incorporated by reference to exhibit 10.24 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.7.1
First Amendment to Employment Agreement, dated as of November 7, 2001 between the Company and Robert N. Sacks (incorporated by reference to exhibit 10.25 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.7.2**	Second Amendment to Employment Agreement, dated as of August 1, 2003 between the Company and Robert N. Sacks.
10.8
Amended and Restated Executive Employment Agreement, dated as of December 1, 2002 between the Company and John Ricchiuto (incorporated by reference to exhibit 10.22.2 of the Company's Annual Report on Form 10-K filed for December 31, 2002).

10.9	Employment Agreement between the Company and Steven A. Warshauer (incorporated by reference to exhibit 10.17 to the Company's Annual Report on Form 10-K filed for December 31, 1999).
10.9.1
First Amendment to Employment Agreement, dated as of June 1, 2002 between the Company and Steven A. Warshauer (incorporated by reference to exhibit 10.23.1 to the Company's Annual Report on Form 10-K filed for December 31, 2002).
10.10**	Employment Agreement, dated as of August 1, 1999 between the Company and Edward E. Simmons.
10.11	Amended and Restated Employment Agreement between the Company and G. Marc Baumann (incorporated by reference to exhibit 10.27 to the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.12**	Long-Term Incentive Plan dated as of May 1, 2004.
10.13
Consulting Agreement, dated as of March 30, 1998 between the Company and Sidney Warshauer (incorporated by reference to exhibit 10.15 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.14
Consulting Agreement, dated as of October 16, 2001 between the Company and Shoreline Enterprises, LLC (incorporated by reference to exhibit 10.36 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.15
Stock Option Agreement, dated as of March 30, 1998 by and between the Company and Myron C. Warshauer (incorporated by reference to exhibit 10.32 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.16
Consulting Engagement Agreement dated January 11, 2002 between the Company and AP Holdings (incorporated by reference to exhibit 10.35 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.17
Executive Parking Management Agreement, dated as of May 1, 1998 by and among the Company, D&E Parking, Edward E. Simmons and Dale G. Stark (incorporated by reference to exhibit 10.32 of the Company's Annual Report on Form 10-K filed for December 31, 2002).
10.17.1
First Amendment to Executive Parking Management Agreement, dated as of August 1, 1999 by and among the Company, D&E Parking, Edward E. Simmons and Dale G. Stark (incorporated by reference to exhibit 10.32.1 to the Company's Annual Report on Form 10-K filed for December 31, 2002).
10.18
Management Agreement dated September 19, 2000 and First Amendment to Management Agreement dated June 9, 2003 between the Company and Circle Line Sightseeing Yachts, Inc. (incorporated by reference to exhibit 10.2 of the Company's Quarterly Report on Form 10-Q filed for June 30, 2003).
10.19**	Property Management Agreement, dated as of September 1, 2003 between the Company and Paxton Plaza, LLC.
10.20**	Property Management Agreement, dated as of September 1, 2003 between the Company and Infinity Equities, LLC.

10.21**	Agreement of Lease, dated as of June 4, 1998 between the Company and LaSalle National Bank, as successor trustee to LaSalle National Trust, N.A. as successor trustee to LaSalle National Bank.
10.21.1**
First Amendment to Agreement of Lease, dated as of May 1, 1999 between the Company and LaSalle National Bank, as successor trustee to LaSalle National Trust, N.A. as successor trustee to LaSalle National Bank.
10.21.2**
Second Amendment to Agreement of Lease, dated as of July 27, 2000 between the Company and LaSalle National Bank, as successor trustee to LaSalle National Trust, N.A. as successor trustee to LaSalle National Bank.
10.21.3**
Third Amendment to Agreement of Lease, dated as of September 11, 2003 between the Company and LaSalle National Bank, as successor trustee to LaSalle National Trust, N.A. as successor trustee to LaSalle National Bank.
10.22
Exchange and Amendment Agreement dated November 20, 2001 by and among the Company and Fiducia Ltd. (incorporated by reference to exhibit 10.30 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.23**	Employment Agreement, dated May 7, 2004 between the Company and John V. Holten.
10.23.1**	Side Letters dated May 7, 2004 related to the Employment Agreement dated May 7, 2004 between the Company and John V. Holten.
10.24**	Consulting Agreement, dated as of March 1, 2004 between the Company and Gunnar E. Klintberg.
10.26*	Form of Registration Rights Agreement, dated as of May , 2004 between the Company and Steamboat Industries LLC.
10.27*	Form of Exchange Agreement, dated as of May , 2004 between the Company and Steamboat Industries LLC.
10.28**
Stock Purchase Agreement, dated as of May 10, 2004 among the Company, SP Associates, Waverly Partners, L.P., the Carol R. Warshauer GST Exempt Trust, Myron C. Warshauer, Steamboat Industries LLC and John V. Holten.
10.28.1*
First Amendment to Stock Purchase Agreement, dated as of May 20, 2004 among the Company, SP Associates, Waverly Partners, L.P., the Carol R. Warshauer GST Exempt Trust, Myron C. Warshauer, Steamboat Industries LLC and John V. Holten.
21.1**	Subsidiaries of the Company.
23.1**	Consent of Ernst & Young LLP.
23.2**	Consent of White & Case LLP (included in exhibit 5.1).
24.1**	Power of Attorney (included in Part II of this Registration Statement).
99.1**	Consent of Charles L. Biggs.
99.2**	Consent of Karen M. Garrison.
99.3**	Consent of Leif L. Onarheim.
99.4**	Consent of A. Petter Østberg.
99.5**	Consent of Robert S. Roath.
*
Filed herewith.

**
Previously filed.

(b)
Financial Statement Schedules

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(In Thousands)

		Additions
	Balance at Beginning of Year	Charged to Costs and Expenses	Charged to Other Accounts	Deductions(1)	Balance at End of Year
Year ended December 31, 2001:
Deducted from asset accounts Allowance for doubtful accounts	$2,056	$—	$—	$(786)	$1,288
Year ended December 31, 2002:
Deducted from asset accounts Allowance for doubtful accounts	1,288	473	—	(74)	1,687
Year ended December 31, 2003:
Deducted from asset accounts Allowance for doubtful accounts	1,687	3,849	—	(2,228)	3,308

(1)
Represents uncollectible account written off, net of recoveries and reversal of provision.

        We have audited the consolidated financial statements of Standard Parking Corporation (the "Company") as of December 31, 2002 and 2003, and for each of the three years in the period ended December 31, 2003, and have issued our report thereon dated March 5, 2004 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

        In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

March 5, 2004 Chicago, Illinois	ERNST & YOUNG LLP

ITEM 17. UNDERTAKINGS

        The undersigned Registrants hereby undertake:

        (a)    To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (b)    That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (c)    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Chicago, State of Illinois on May 24, 2004.

STANDARD PARKING CORPORATION
By:	*
Name: James A. Wilhelm Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

* James A. Wilhelm	President, Chief Executive Officer and Director	May 24, 2004
* John V. Holten	Chairman and Director	May 24, 2004
* G. Marc Baumann	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 24, 2004
* Daniel R. Meyer	Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer)	May 24, 2004
* Gunnar E. Klintberg	Vice President and Director	May 24, 2004
/s/ ROBERT N. SACKS Robert N. Sacks Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.
3.1*	Form of Second Amended and Restated Certificate of Incorporation of the Company.
3.2**	Form of Amended and Restated By-Laws of the Company.
4.1**	Specimen common stock certificate.
4.2
Indenture governing the Company's 14% Senior Subordinated Second Lien Notes Due 2006, dated as of January 11, 2002, by and among the Company, the Subsidiary Guarantors and Wilmington Trust Company (incorporated by reference to exhibit 4.15 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
4.3
Indenture governing the Company's 9 1/4% Senior Subordinated Notes due 2008, dated as of March 30, 1998, by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company (incorporated by reference to exhibit 4.1 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
4.3.1
Supplemental Indenture governing the Company's 9 1/4% Senior Subordinated Notes due 2008, dated as of July 1, 2002, by and among the Company, Standard Parking Corporation IL, Tower Parking, Inc., Virginia Parking Service, Inc. and State Street Bank and Trust Company (incorporated by reference to exhibit 4.1 of the Company's Quarterly Report on Form 10-Q filed for September 30, 2002).
4.3.2
Supplemental Indenture governing the Company's 9 1/4% Senior Subordinated Notes due 2008, dated as of January 11, 2002, by and among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company (incorporated by reference to exhibit 4.2 of the Company's Registration Statement on Form S-4, File No. 333-86008, filed on April 10, 2002).
4.3.3
Supplemental Indenture, dated as of September 21, 1998, among Virginia Parking Service, Inc., the Company, and State Street Bank and Trust Company (incorporated by reference to exhibit 4.5 of the Company's Annual Report on Form 10-K filed for December 31, 1998).
4.3.4
Supplemental Indenture, dated as of July 6, 1998, among S&S Parking, Inc., Century Parking, Inc., Sentry Parking Corporation, the Company, and State Street Bank and Trust Company (incorporated by reference to exhibit 4.6 of the Company's Annual Report on Form 10-K filed for December 31, 1998).
5.1**	Legal Opinion of White & Case LLP as to the legality of the securities being issued.
8.1**	Legal Opinion of White & Case LLP as to certain tax matters.
10.1
Second Amended and Restated Credit Agreement dated as of August 28, 2003 by and among the Company, the Lenders and LaSalle Bank National Association (incorporated by reference to exhibit 10.1 of the Company's Quarterly Report on Form 10-Q filed for September 30, 2003).
10.1.1
First Amendment to Second Amended and Restated Credit Agreement dated as of March 11, 2004, by and among the Company, the Lenders and LaSalle Bank National Association (incorporated by reference to exhibit 10.1.1 to the Company's Annual Report on Form 10-K filed for December 31, 2003).

10.2
Stockholders Agreement, dated as of March 30, 1998, by and among Dosher Partners, L.P. and SP Associates, Holberg Industries, Inc., AP Holdings and the Company (incorporated by reference to exhibit 10.3 of the Company's Registration Statement on Form S-4/A, File No. 333-50437, filed on June 9, 1998).
10.2.1
Amendment to Stockholders Agreement, dated as of December 29, 2000 by and among Dosher Partners L.P., SP Associates, Holberg Industries, Inc., AP Holdings, Waverly Partners, L.P. and the Company (incorporated by reference to exhibit 3.3 of the Company's Form 10-K filed for December 31, 2001).
10.3
Employment Agreement, dated as of March 30, 1998 between the Company and Myron C. Warshauer (incorporated by reference to exhibit 10.6 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.4
Executive Employment Agreement, dated as of December 11, 1995 between the Company and Herbert W. Anderson (incorporated by reference to exhibit 10.10 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.5
Employment Agreement, dated as of March 26, 1998 between the Company and Michael K. Wolf (incorporated by reference to exhibit 10.12 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.5.1**	Amendment to Employment Agreement, dated as of June 19, 2000 between the Company and Michael K. Wolf.
10.5.2
Second Amendment to Employment Agreement, dated as of December 6, 2000, between the Company and Michael K. Wolf, (incorporated by reference to exhibit 10.22 to the Company's Annual Report on Form 10-K filed for December 31, 2000).
10.5.3
Third Amendment to Employment Agreement, dated April 1, 2002 between the Company and Michael K. Wolf (incorporated by reference to exhibit 10.19.3 to the Company's Annual Report on Form 10-K filed for December 31, 2002).
10.5.4**	Fourth Amendment to Employment Agreement, dated December 31, 2003 between the Company and Michael K. Wolf.
10.6
Executive Employment Agreement, including Deferred Compensation Agreement, dated as of August 1, 1999 between Company and James A. Wilhelm (incorporated by reference to exhibit 10.14 of the Company's Annual Report of Form 10-K filed for December 31, 1999).
10.6.1
First Amendment to Executive Employment Agreement, dated as of April 25, 2001 between the Company and James A. Wilhelm (incorporated by reference to exhibit 10.20.1 to the Company's Annual Report on Form 10-K filed for December 31, 2002).
10.6.2
Second Amendment to Employment Agreement, dated as of October 19, 2001 between the Company and James A. Wilhelm (incorporated by reference to exhibit 10.33 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.6.3
Third Amendment to Executive Employment Agreement, dated as of January 31, 2002 between the Company and James A. Wilhelm (incorporated by reference to exhibit 10.34 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.6.4**	Fourth Amendment to Executive Employment Agreement, dated as of April 1, 2003 between the Company and James A. Wilhelm.

10.6.5**	Fifth Amendment to Executive Employment Agreement, dated as of April 30, 2004 between the Company and James A. Wilhelm.
10.7	Employment Agreement, dated May 18, 1998 between the Company and Robert N. Sacks (incorporated by reference to exhibit 10.24 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.7.1
First Amendment to Employment Agreement, dated as of November 7, 2001 between the Company and Robert N. Sacks (incorporated by reference to exhibit 10.25 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.7.2**	Second Amendment to Employment Agreement, dated as of August 1, 2003 between the Company and Robert N. Sacks.
10.8
Amended and Restated Executive Employment Agreement, dated as of December 1, 2002 between the Company and John Ricchiuto (incorporated by reference to exhibit 10.22.2 of the Company's Annual Report on Form 10-K filed for December 31, 2002).
10.9	Employment Agreement between the Company and Steven A. Warshauer (incorporated by reference to exhibit 10.17 to the Company's Annual Report on Form 10-K filed for December 31, 1999).
10.9.1
First Amendment to Employment Agreement, dated as of June 1, 2002 between the Company and Steven A. Warshauer (incorporated by reference to exhibit 10.23.1 to the Company's Annual Report on Form 10-K filed for December 31, 2002).
10.10**	Employment Agreement, dated as of August 1, 1999 between the Company and Edward E. Simmons.
10.11	Amended and Restated Employment Agreement between the Company and G. Marc Baumann (incorporated by reference to exhibit 10.27 to the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.12**	Long-Term Incentive Plan dated as of May 1, 2004.
10.13
Consulting Agreement, dated as of March 30, 1998 between the Company and Sidney Warshauer (incorporated by reference to exhibit 10.15 of the Company's Registration Statement on Form S-4, File No. 333-50437, filed on April 17, 1998).
10.14
Consulting Agreement, dated as of October 16, 2001 between the Company and Shoreline Enterprises, LLC (incorporated by reference to exhibit 10.36 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.15
Stock Option Agreement, dated as of March 30, 1998 by and between the Company and Myron C. Warshauer (incorporated by reference to exhibit 10.32 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.16
Consulting Engagement Agreement dated January 11, 2002 between the Company and AP Holdings (incorporated by reference to exhibit 10.35 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.17
Executive Parking Management Agreement, dated as of May 1, 1998 by and among the Company, D&E Parking, Edward E. Simmons and Dale G. Stark (incorporated by reference to exhibit 10.32 of the Company's Annual Report on Form 10-K filed for December 31, 2002).

10.17.1
First Amendment to Executive Parking Management Agreement, dated as of August 1, 1999 by and among the Company, D&E Parking, Edward E. Simmons and Dale G. Stark (incorporated by reference to exhibit 10.32.1 to the Company's Annual Report on Form 10-K filed for December 31, 2002).
10.18
Management Agreement dated September 19, 2000 and First Amendment to Management Agreement dated June 9, 2003 between the Company and Circle Line Sightseeing Yachts, Inc. (incorporated by reference to exhibit 10.2 of the Company's Quarterly Report on Form 10-Q filed for June 30, 2003).
10.19**	Property Management Agreement, dated as of September 1, 2003 between the Company and Paxton Plaza, LLC.
10.20**	Property Management Agreement, dated as of September 1, 2003 between the Company and Infinity Equities, LLC.
10.21**	Agreement of Lease, dated as of June 4, 1998 between the Company and LaSalle National Bank, as successor trustee to LaSalle National Trust, N.A. as successor trustee to LaSalle National Bank.
10.21.1**
First Amendment to Agreement of Lease, dated as of May 1, 1999 between the Company and LaSalle National Bank, as successor trustee to LaSalle National Trust, N.A. as successor trustee to LaSalle National Bank.
10.21.2**
Second Amendment to Agreement of Lease, dated as of July 27, 2000 between the Company and LaSalle National Bank, as successor trustee to LaSalle National Trust, N.A. as successor trustee to LaSalle National Bank.
10.21.3**
Third Amendment to Agreement of Lease, dated as of September 11, 2003 between the Company and LaSalle National Bank, as successor trustee to LaSalle National Trust, N.A. as successor trustee to LaSalle National Bank.
10.22
Exchange and Amendment Agreement dated November 20, 2001 by and among the Company and Fiducia Ltd. (incorporated by reference to exhibit 10.30 of the Company's Annual Report on Form 10-K filed for December 31, 2001).
10.23**	Employment Agreement, dated May 7, 2004 between the Company and John V. Holten.
10.23.1**	Side Letters dated May 7, 2004 related to the Employment Agreement dated May 7, 2004 between the Company and John V. Holten.
10.24**	Form of Consulting Agreement, dated as of March 1, 2004 between the Company and Gunnar E. Klintberg.
10.26*	Form of Registration Rights Agreement, dated as of May , 2004 between the Company and Steamboat Industries LLC.
10.27*	Form of Exchange Agreement, dated as of May , 2004 between the Company and Steamboat Industries LLC.
10.28**
Stock Purchase Agreement, dated as of May 10, 2004 among the Company, SP Associates, Waverly Partners, L.P., the Carol R. Warshauer GST Exempt Trust, Myron C. Warshauer, Steamboat Industries LLC and John V. Holten.
10.28.1*
First Amendment to Stock Purchase Ageement, dated as of May 20, 2004 among the Company, SP Associates, Waverly Partners, L.P., the Carol R. Warshauer GST Exempt Trust, Myron C. Warshauer, Steamboat Industries LLC and John V. Holten.

21.1**	Subsidiaries of the Company.
23.1**	Consent of Ernst & Young LLP.
23.2**	Consent of White & Case LLP (included in exhibit 5.1).
24.1**	Power of Attorney (included in Part II of this Registration Statement).
99.1**	Consent of Charles L. Biggs.
99.2**	Consent of Karen M. Garrison.
99.3**	Consent of Leif L. Onarheim.
99.4**	Consent of A. Petter Østberg.
99.5**	Consent of Robert S. Roath.

*
Filed herewith.

**
Previously filed.

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PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS (In Thousands)
SIGNATURES
INDEX TO EXHIBITS